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                                                                    Exhibit 10.1

                              ACQUISITION AGREEMENT

      THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of the 18th day of September, 1995 by and between INTERDERM LIMITED, a company organized under the laws of Gibraltar ("INTERDERM") and IMX CORPORATION, a Utah corporation ("IMX").

                              W I T N E S S E T H:

      WHEREAS, pursuant to an agreement dated June 23, 1995 with Meyer-Zall Laboratories, formerly known as Pegasus Dermasearch ("PTY") Limited ("MEYER-ZALL"), (the "License Agreement"), Interderm has acquired exclusive marketing and distribution rights in the United States for certain products manufactured by Meyer-Zall; and

      WHEREAS, Interderm has agreed to assign and transfer all its rights under the License Agreement, as amended as provided below, to IMX in return for the acquisition of a controlling stock interest in IMX, and IMX has agreed to the acquisition and stock issuance upon the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Amendment of Agreement. Simultaneously with execution of this Agreement, Interderm, Meyer-Zall and IMX have entered into an agreement, a copy of which is annexed hereto as Exhibit "1", under the terms of which the License Agreement shall be amended in certain respects, effective as of the closing hereunder.

      2. Assignment of License Agreement. Effective upon the closing, Interderm shall assign all of its right, title and interest in and to the License Agreement to IMX and IMX shall assume all of Interderm's obligations thereunder.

      3. Issuance of Shares to Interderm. In consideration for the assignment provided in the preceding paragraph 2, at the closing, IMX shall issue to Interderm or its affiliates or shareholders 5,734,683 shares (post-split, see paragraph 5 below) of newly issued IMX common stock, par value $.001 per share.

      4. Additional Stock Purchase. Interderm shall purchase an additional 86,019 shares of IMX common stock for the purchase price of $75,000 at closing. Interderm has previously deposited the sum of $25,000 in the trust account of counsel to IMX. Upon execution of this Agreement, Interderm will place an additional $50,000 in the trust account. The funds will be utilized toward the purchase of the stock in accordance with this paragraph. In
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the event that the closing does not occur, the monies will be used to pay IMX's legal and accounting expenses incurred in connection with the transaction and the balance shall be returned to Interderm.

      5. IMX Stockholder Approval. The acquisition of the rights under the License Agreement and issuance of shares to Interderm shall be subject to the approval of the IMX stockholders at a stockholders' meeting. In addition, the following matters will be presented to the stockholders of IMX for their approval:

            (a) A reverse four-to-one stock split which will result in 1,021,162 shares outstanding; and

            (b) election of a Board of Directors and Officers to be mutually agreed upon by the parties.

      6. Finder's Fee. The parties represent and acknowledge that neither has engaged any broker or finder in connection with the transactions except for Dermasearch Holdings Limited, a company registered in Jersey, Channel Islands, or its assigns, which will receive 286,730 shares (post-split) of IMX common stock as a finder's fee.

      7. Capitalization After Transaction. At closing, the capitalization of IMX shall be as follows:

Total Outstanding                                                      7,128,594
Interderm                                                              5,820,702
Finder's Fee                                                             286,730
William Forster and Family                                               687,488
All Others                                                               333,674

      8. Due Diligence Review. Interderm and IMX shall permit each other and/or their representatives full access to all facilities, equipment, books and records of each other at any reasonable times, and shall forthwith supply each other with copies of all contracts and documents reasonably requested by each of them.

      9. Representations and Warranties of IMX. IMX represents and warrants to Interderm as follows:

            (a) Organization. IMX is a corporation duly organized under the laws of the State of Utah and by closing will be validly existing and in good standing under the laws of the State of Utah. IMX has the full power and authority to own all its assets and to conduct the business in which it will engage upon completion of the transaction contemplated herein.


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            (b) Capitalization. The authorized capitalization of IMX consists of
      50,000,000 shares of common stock, par value $.001 per share, of which 4,084,647 shares (pre-split) are currently issued and outstanding.

            (c) Subsidiaries. IMX does not have any subsidiaries and does not own, beneficially or of record, shares of any other corporation.

            (d) Financial Statements. As soon as practicable, IMX shall deliver audited financial statements (including audited balance sheets, related audited statements of operations and changes in financial position) for the fiscal years ended December 31, 1993 and December 31, 1994 (the "Financial Statements"). The Financial Statements shall be true, correct and complete, and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements shall present fairly as of their respective dates the financial condition of IMX.

            (e) Absence of Certain Changes or Events. Since the date of the latest balance sheet included in the Financial Statements, there has not been any material adverse change in the business operations, properties, assets or condition of IMX.

            (f) Real Property. IMX neither owns nor leases, and has never owned or leased any real property.

            (g) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of IMX, threatened by or against or effecting IMX, at law or in equity, before any court or other governmental agency or instrumentality.

            (h) No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which IMX is a party or to which any of its assets or operations are subject.

            (i) Consents. The execution, delivery and performance by IMX of this Agreement and the consummation by IMX of the transactions contemplated hereby does not require any consent that will not have been received prior to the closing.

            (j) Enforceability. This Agreement and each of the other documents, instruments and agreements executed by IMX in connection herewith, constitutes the valid and legally


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      binding agreements of IMX, enforceable against it in accordance with its terms except that:

                  i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application effecting the enforcement of the rights and remedies of creditors; and

                  ii) The availability of equitable remedies may be limited by equitable principles.

      10. Representations of Interderm. Interderm hereby represents and warrants to IMX as follows:

            (a) Organization. Interderm is a corporation duly organized, validly existing and in good standing under the laws of Gibraltar. Interderm has full power and authority to own all its assets and to conduct its business as and where its business is presently conducted.

            (b) Authority and Approval of Agreement. The execution and delivery of this Agreement by Interderm and performance of all Interderm's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Interderm pursuant to applicable law. Interderm has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (c) Enforceability. This Agreement and each of the other documents, instruments and agreements executed by Interderm in connection herewith constitutes the valid and legally binding agreements of Interderm, enforceable against it in accordance with its terms, except that:

                  i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and

                  ii) the availability of equitable remedies may be limited by equitable principles.

            (d) Consents. The execution, delivery and performance by Interderm of this Agreement and the consummation by Interderm of the transactions contemplated hereby does not require any consent that has not been received or will be prior to the closing.


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            (e) Default Under License Agreement. Interderm is not in default in any respect under the terms of the License Agreement and there is no event of default or other event which, with notice or lapse of time, or both, would constitute a default under the License Agreement. The License Agreement is valid and binding and in full force and effect.

            (f) No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Interderm is a party or to which any of its properties or operations are subject.

            (g) No Securities Registration. Interderm acknowledges and agrees that the IMX stock is being issued to it (and/or its shareholders or affiliates) without registration under the Securities Act of 1933, as amended, (the "Act") or any state securities law (the "Securities Laws") in reliance upon certain exemptions from registration under such Securities Laws. As such, the shares may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Act or an exemption from the registration requirements of the Act is available.

      11. Special Covenants.

            (a) Subsequent Conduct of Business. Both Interderm and IMX shall maintain their respective businesses in the same condition as on this date and shall not, without the other party's permission, materially alter the method of operation of their businesses or enter into any material agreement related thereto.

            (b) Loan to IMX. Subsequent to the closing hereunder, Interderm agrees that it shall lend to IMX up to U.S. $2.5 million to initiate a marketing program after the Board of Directors of Interderm has approved the launching of the marketing plan for IMX and if the Board of Directors of IMX deems the loan necessary. The loan will be for a term of ten years and shall be unsecured. No payments of principal or interest need be made for the first three years, although interest shall accrue from inception at the rate of 10% per annum. Principal and interest shall be amortized over the last seven years of the loan in equal monthly installments. The loan shall be convertible at any time in whole or in part into shares of IMX stock at the conversion price of $5 per


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      share.

            (c) Stockholder Meeting of IMX. IMX shall, at a meeting of its stockholders duly called by the Board of Directors of IMX to be held as soon as practicable following execution of this Agreement, present the following proposals for the authorization and approval of the stockholders of IMX: ratification of this Agreement; a recapitalization providing for reverse four-to-one split; and the election of directors to be mutually agreed upon.

            (d) Rebate of Price Discount to Interderm. Under the terms of the License Agreement, IMX will be receiving 10% price discounts (the "Discounts") from Meyer-Zall in connection with sales of the products to IMX. IMX agrees that it shall pay to Interderm the amount of all of the Discounts it receives from Meyer-Zall until it has paid Interderm the sum of R1,000,000. For purposes of determining the amounts paid to Interderm pursuant to this section, each payment made by IMX in U.S. dollars will be converted on the day of payment to South African Rand based on the exchange rate in effect on the day of payment. Rebate of the Discounts shall continue to be made until the aggregate amount of R1,000,000 has been paid to Interderm.

      12. Conditions Precedent to Closing. The parties obligations to proceed to closing shall be conditioned upon the following:

            (a) Approval by the stockholders of IMX.

            (b) The absence of any pending or threatened litigation concerning Interderm or IMX as of the closing date which would adversely affect the transactions contemplated hereunder.

            (c) No additional shares of any type of security shall be issued by either Interderm or IMX.

            (d) The warranties and representations made by each party shall be true and correct in all material respect and each party shall have performed and complied with all covenants and conditions in all material respects required to be performed by it hereunder.

            (e) There shall have occurred no adverse event, which materially affects the condition or value of either IMX or Interderm.

            (f) Interderm and each affiliate or shareholder of Interderm receiving shares of IMX stock at the closing shall


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      execute a questionnaire and/or letter agreement in the form required by
      IMX's counsel to confirm that the shares have been issued in accordance with exemptions from registration under the Securities Laws.

      13. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida and venue for purposes of litigation shall be Palm Beach County.

      14. Confidentiality. The parties agree to keep all communications and informations which are not in the public domain regarding each other confidential. No press releases shall be made by either party without the express written consent of the other party, except as may be required by law.

      15. Closing. The closing ("Closing") of the transaction contemplated by this Agreement shall be in at a date and at such time as the parties may agree ("Closing Date") within ten days after the IMX shareholder's meeting. The Closing shall take place at a mutually agreeable time and place. At the Closing each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

      16. Survival of Covenants, Representations and Warranties. The covenants, agreements, representations and warranties made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, shall survive the Closing under this Agreement.

      17. Notices. Unless otherwise specified herein, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand or three days after mailing when sent by certified mail, postage prepaid, return receipt requested (or by such comparable method including overnight express delivery services), at the respective addresses of the parties set forth below (or to such other address as a party may hereafter designate by notice given in accordance with this paragraph 17.

            a.    If to Interderm:

                        Stephen Paul Tollman, President
                        Interderm Limited
                        The Coach House, St. Michaels


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                        Wildhill Road
                        Woodside Heits, Great Britain AL9 6DL

                  With a Copy To:

                        _______________________________________
                        _______________________________________
                        _______________________________________

            b.    If to IMX:

                        William A. Forster, President
                        IMX Corporation
                        2295 Corporate Boulevard, Suite 131
                        Boca Raton, Florida  33431

                  With a Copy To:

                        Gary N. Gerson, Esquire
                        Nason, Gildan, Yeager, Gerson & White, P.A.
                        1645 Palm Beach Lakes Boulevard
                        Suite 1200
                        West Palm Beach, Florida 33401

      18. Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

      19. Entire Agreement. This Agreement, including any exhibits, schedules, or other documents delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect to the subject matter continued herein and therein, and supersede all prior agreements, understandings, arrangements, communications, representations or warranties, whether oral or written, made by or between the parties hereto. This Agreement may be amended, and any provision of this Agreement may be waived, only pursuant to a writing signed by the party against whom such amendment or waiver is claimed.

      20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


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      21. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      23. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorney's fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

      24. Further Assurances. The parties agree from time to time as may be reasonably required to consummate the terms and provisions of this Agreement, to execute and deliver such conveyance and other transfers, assignments and documents and do all matters and other things which may be convenient and necessary to more effectively and completely carry out the intention of this Agreement.

      IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the day and year first above written.

                                       INTERDERM LIMITED


                                       BY:/s/ [unintelligible]
                                          --------------------------------------
                                          its: President


                                       IMX CORPORATION


                                       BY:/s/ William  A. Forster
                                          --------------------------------------
                                          its: President


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